August 8, 2006
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580-1422
Re: GAMCO Investors, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     I am Vice President, General Counsel and Secretary of GAMCO Investors, Inc. (the “Company”), a corporation organized under the laws of the State of New York. I am acting as counsel for the Company in connection with the public offering by certain stockholders of the Company (the “Selling Stockholders”) named in the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 2,486,763 shares (the “Secondary Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, I have examined and relied on originals or copies of: (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended Bylaws of the Company, as amended to date and currently in effect; (v) the Settlement and Purchase Agreement, dated May 31, 2006, by and among Mario Gabelli, Frederick Mancheski (“Mancheski”), David Perlmutter (“Perlmutter”) and GGCP, Inc., a New York Corporation; (vi) the Exchange and Standstill Agreement, dated May 31, 2006, by and between the Company and Mancheski; (vii) the Exchange and Standstill Agreement, dated May 31, 2006, by and between the Company and Permutter; and (viii) certain resolutions of the Board of Directors of the Company relating to the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the

Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     I do not express any opinion as to the laws of any jurisdiction other than the State of New York, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation Law, to the extent applicable).
     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the Registration Statement. In giving these consents, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ James E. McKee, Esq.

James E. McKee, Esq. Vice President, General Counsel and Corporate Secretary

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